Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York AMT-Free Municipal Income Fund
  f/k/a Nuveen Insured New York Tax-Free Advantage
    Municipal Fund

811-21211

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014, subsequently adjourned to August 15, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.

Voting results are as follows:

<c> Common and
Preferred shares voting
together as a class
<c> Preferred shares voting
together as a class
To approve a new investment management
agreement


   For
                36,855,955
                        -
   Against
                  1,784,108
                        -
   Abstain
                  1,908,085
                        -
   Broker Non-Votes
                12,419,161
                        -
      Total
                52,967,309
                        -



To approve a new sub-advisory agreement.



   For
                36,757,111
                        -
   Against
                  1,800,312
                        -
   Abstain
                  1,990,725
                        -
   Broker Non-Votes
                12,419,161
                        -
      Total
                52,967,309
                        -




Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236565.